UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Venture, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Former name and former address, if changed since last report: Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 4, 2010, Jack E. Brucker resigned as President, Chief Executive Officer and member of the Board of Directors of Rural/Metro Corporation (the “Company”). The resignation was effective immediately.

(c) On January 5, 2010, the Board of Directors of the Company appointed Conrad A. Conrad to serve as the interim President and Chief Executive Officer of the Company until a successor is elected. Mr. Conrad will continue to serve as the Chairman of the Board of Directors, a position he has held since July 2008.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, information regarding Mr. Conrad contained in the section of the Company’s 2009 Proxy Statement, filed with the SEC on October 28, 2009, entitled “Proposal to Elect Directors (Proposal 1) - Nominees” is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Conrad and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Conrad and the Company that would be required to be reported.

At this time, there has been no determination regarding Mr. Conrad’s compensation regarding the additional interim duties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release of Rural/Metro Corporation dated January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2010	RURAL/METRO CORPORATION Registrant

	By:	/s/ KRISTINE B. PONCZAK
	Name:	Kristine B. Ponczak
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Rural/Metro Corporation dated January 6, 2010.